Exhibit 99.1

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 31 MAY 2012

Disclosure of Proxy Votes

In accordance with section 251AA of the Corporations Act 2001, the following information is provided to the Australian Securities Exchange in relation to resolutions passed by members of HeartWare International, Inc at its Annual Meeting held on 31 May 2012.

Proposal Number	Proposal No. 1 Cynthia Feldmann	Proposal No. 1 Denis Wade	Proposal No. 2	Proposal No.3
Decided by a show of hands (S) or poll (P)	P	P	P	P

Total number of proxy votes exercisable by proxies validly appointed	11,985,965	11,985,965	11,985,965	11,985,965

Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	10,064,382	9,998,134	11,933,600	8,809,518
The proxy is to vote against the resolution			16,334	1,368,712
The proxy is to abstain /withhold on the resolution	156,824	223,072	36,031	42,976
The proxy is a non vote	1,764,759	1,764,759		1,764,759

Total votes cast on a poll in favour of the resolution	10,064,382	9,998,134	11,933,600	8,809,518

Total votes cast on a poll against the resolution	—		16,334	1,368,712

Total votes cast on a poll abstaining on the resolution	156,824	223,072	36,031	42,976

Total votes exercisable by proxies which were not cast	1,764,759	1,764,759		1,764,759

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 31 MAY 2012

Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 4	Proposal No. 5	Proposal No. 6	Proposal No. 7	Proposal No. 8
Decided by a show of hands (S) or poll (P)	P	P	P	P	P

Total number of proxy votes exercisable by proxies validly appointed	10,650,200	10,650,200	10,650,200	10,650,200	10,650,200

Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	5,729,692	7,272,884	8,640,234	8,641,948	8,641,948
The proxy is to vote against the resolution	3,109,759	1,569,242	206,230	206,230	205,873
The proxy is to abstain /withhold on the resolution	45,990	43,315	38,977	37,263	37,620
The proxy is a non vote	1,764,759	1,764,759	1,764,759	1,764,759	1,764,759

Total votes cast on a poll in favour of the resolution	5,729,692	7,272,884	8,640,234	8,641,948	8,641,948

Total votes cast on a poll against the resolution	3,109,759	1,569,242	206,230	206,230	205,873

Total votes cast on a poll abstaining on the resolution	45,990	43,315	38,977	37,263	37,620

Total votes exercisable by proxies which were not cast	1,764,759	1,764,759	1,764,759	1,764,759	1,764,759

HEARTWARE INTERNATIONAL, INC.

ANNUAL MEETING – 31 MAY 2012

Disclosure of Proxy Votes (Continued)

Proposal Number	Proposal No. 9	Proposal No. 10	Proposal No. 11	Proposal No. 12
Decided by a show of hands (S) or poll (P)	P	P	P	P

Total number of proxy votes exercisable by proxies validly appointed	10,650,200	10,650,200	10,650,200	10,650,200

Total number of proxy votes in respect of which the appointments specified that:
The proxy is to vote for the resolution	8,641,948	8,641,948	8,642,603	8,636,096
The proxy is to vote against the resolution	205,873	205,873	205,218	206,073
The proxy is to abstain /withhold on the resolution	37,620	37,620	37,620	43, 272
The proxy is a non vote	1,764,759	1,764,759	1,764,759	1,764,759

Total votes cast on a poll in favour of the resolution	8,641,948	8,641,948	8,642,603	8,636,096

Total votes cast on a poll against the resolution	205,873	205,873	205,218	206,073

Total votes cast on a poll abstaining on the resolution	37,620	37,620	37,620	43,272

Total votes exercisable by proxies which were not cast	1,764,759	1,764,759	1,764,759	1,764,759